REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of October 31, 2007 by and between HANDHELD ENTERTAINMENT, INC., a Delaware corporation (the “Company”), and EBAUM’S WORLD, INC., a New York corporation (the “Investor”).

RECITALS

A. Pursuant to that certain Asset Purchase Agreement, dated as of August 1, 2007, by and among the Company, EBW Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Purchaser”), and the Investor (the “Asset Purchase Agreement”), the Investor may receive shares of Common Stock, par value $.001 per share, of the Company (“Company Common Stock”), in accordance with the terms and conditions of the Asset Purchase Agreement.

B. The execution and delivery of this Agreement by the parties hereto is a condition precedent to the consummation of the transactions contemplated by the Asset Purchase Agreement.

AGREEMENTS

Section 1. Certain Definitions. In this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with (within the meaning of Section 15 of the Securities Act) the Person specified.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor statute), and the rules and regulations of the Commission thereunder from time to time, all as the same shall be in effect at the relevant time.

“Earnout Shares” shall mean the shares of Company Common Stock issuable to the Investor pursuant to Section 1.09 of the Asset Purchase Agreement.

“First Year Par B Shares” shall mean the Par B Shares issuable in the first eleven installments pursuant to Section 1.08(d) of the Asset Purchase Agreement.

“Holder” shall mean, respectively, the Investor and any transferee or assignee of rights to cause the Company to register Registrable Shares pursuant to Section 2 below who holds such rights pursuant to an assignment in accordance with Section 3 of this Agreement (a “Permitted Investor Transferee”), and “Holders” shall mean, collectively, the Investor and all Permitted Investor Transferees.

“Indemnified Party” shall have the meaning ascribed to it in Section 8(c) of this Agreement.

“Indemnifying Party” shall have the meaning ascribed to it in Section 8(c) of this Agreement.

“Par B Shares” shall have the meaning ascribed to it in the Asset Purchase Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or other entity.

The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registrable Shares” shall mean the Par B Shares, the Earnout Shares or other securities of the Company issued in respect of such shares as a dividend or other distribution unless such issuance is pursuant to an effective registration statement; provided, however, that any such shares of Company Common Stock shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such registration statement; (ii) such Registrable Shares shall have been sold in accordance with Rule 144; (iii) such Registrable Shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the Securities Act shall exist; or (iv) the holding period and volume restrictions specified in Rule 144 under the Securities Act shall have been satisfied.

“Registration Expenses” shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Section 2 hereof, including, without limitation, the following: (i) all registration, filing and listing fees; (ii) fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (iii) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and “comfort” letters required by a managing underwriter); (vi) Securities Act liability insurance if the Company so desires; (vii) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; (viii) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which Company Common Stock is then listed; and (ix) fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement.

“Rule 144” shall mean Rule 144 (or any successor or similar provision) promulgated by the Commission under the Securities Act, as in effect from time to time.

“Second Year Par B Shares” shall mean the Par B Shares issuable in the last twelve installments pursuant to Section 1.08(d) of the Asset Purchase Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any successor statute), and the rules and regulations of the Commission thereunder from time to time, all as the same shall be in effect at the relevant time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares and any other costs or expenses incurred by the Holders in connection with any sale of Registrable Shares.

Section 2. Registration.

(a)  The Company shall cause to be prepared and filed with the Commission, (i) within sixty (60) days following the date upon which the Company is required to deliver any Earnout Shares to the Holders in accordance with the terms of the Asset Purchase Agreement, a registration statement or, in the Company’s discretion, a supplement or amendment to a previously filed registration statement, for the purpose of effecting a Registration of the sale of such Earnout Shares by the Holders thereof, (ii) within sixty (60) days following the date upon which the Company is required to deliver any of the First Year Par B Shares to the Holders in accordance with the terms of the Asset Purchase Agreement, a registration statement or, in the Company’s discretion, a supplement or amendment to a previously filed registration statement, for the purpose of effecting a Registration of the sale of such First Year Par B Shares by the Holders thereof and (iii) prior to the date upon which the Company is required to deliver any of the Second Year Par B Shares to the Holders in accordance with the terms of the Asset Purchase Agreement, a registration statement or, in the Company’s discretion, a supplement or amendment to a previously filed registration statement, for the purpose of effecting a Registration of the sale of such Second Year Par B Shares by the Holders thereof. The Company shall use its reasonable best efforts to cause such Registrations to become effective as soon as practicable and to keep such Registrations continuously effective until the date on which all applicable Registrable Shares have been sold pursuant to such registration statements.

(b) Notwithstanding the foregoing, during any period when a registration statement is effective with respect to the Registrable Shares, the Company shall have the right to cause the Holders to suspend sales under such registration statement one (1) time for up to 60 days in any 365 day period by notifying the Holders in writing that the board of directors of the Company has determined that the continuation of such sales would be “Detrimental,” as defined below, to the Company and its stockholders. Each such written notice shall specify the basis for the suspension and shall include a copy of the resolution setting forth the relevant determination of the Company’s board of directors. “Detrimental” to the Company and its stockholders means that the board of directors of the Company determines in good faith that continued sales by the Holders under the registration statement would (A) (1) interfere with or have a material adverse effect on the negotiation or completion of, or (2) require, prior to the signing of a definitive agreement, the Company publicly to disclose, in each case, any extraordinary transaction that is being contemplated by the Company, or (B) would have a material adverse effect on the Company. Upon the Holders’ receipt of any such written notice from the Company, the Holders shall immediately suspend all sales of Registrable Shares under such registration statement and shall not recommence such sales until the earlier of (i) the date upon which Company notifies the Holders in writing that the Holders are permitted to do so, or (ii) sixty (60) days following the date upon which the Holders received the written notice of suspension.

(c) The Company shall promptly notify the Holders of the occurrence of the following events:

(i) when any registration statement relating to Registrable Shares or post-effective amendment thereto filed with the Commission has become effective;

(ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Shares;

(iii) The Company’s receipt of any notification of the suspension of the qualification of any Registrable Shares covered by a registration statement for sale in any jurisdiction; and

(iv) the existence of any event, fact or circumstance during the distribution of securities that results in a registration statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Holders shall immediately cease selling Registrable Shares upon their receipt of a notice described in clauses (ii) or (iv) above and shall immediately cease selling Registrable Shares in the relevant jurisdiction upon receipt of a notice described in clause (iii) above. The Holders shall not resume such sales of Registrable Shares until receiving notice from the Company that such sales may resume. The Company agrees to use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as soon as practicable.

(e)  The Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment, and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto.

(f)  The Company agrees to use its reasonable efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

(g)  If any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, promptly upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)  The Company agrees to use its reasonable best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each national securities exchange on which securities of the same series are then listed.

(i)  The Company will comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

Section 3. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to Section 2 may be assigned (but only with all related obligations) by any Holder to any transferee or assignee of Registrable Shares, if and only if:

(a) the Company is, prior to or concurrently with such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and

(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

Section 4. Default. In the event that the Company fails, refuses or is unable to (a) file a Registration Statement within the time frames set forth in Section 2(a) above with respect to the Registrable Shares, or (b) effect a Registration of all Registrable Shares within one hundred eighty (180) days following the date upon which the Company is required to deliver such Registrable Shares to the Holders, then from and after the one hundred eightieth (180th) day following the date upon which the Company is required to deliver such Registrable Shares to the Holders, and for so long as such Registrable Shares remain unregistered, or in the event that any previously Registered Registrable Shares thereafter become unregistered, the amount of the “Protected Payments,” as that term is defined in Section 1.10 of the Asset Purchase Agreement, represented by such Registrable Shares, shall bear interest at the rate of 1.5% per month (up to a maximum of 9 months) or, if lesser, the maximum amount permitted by law. Any such interest shall be paid upon demand from the Holders either in cash or in additional Registrable Shares at the sole discretion of the Holders. In the event that (i) such Registrable Shares remain unregistered as of the three hundred sixty-fifth (365th) day following the date upon which the Company is required to deliver such Registrable Shares to the Holders, (ii) any previously Registered Registrable Shares become unregistered and remain unregistered for ninety (90) or more consecutive days, (iii) a bankruptcy petition is filed by or against the Company and is not terminated or withdrawn within thirty (30) days, the Company makes a general assignment for the benefit of creditors, a receiver or similar official is appointed for a substantial portion of any business or other property of the Company, or the Company is liquidated or dissolved, or (iv) the Company Common Stock is delisted from the NASDAQ Stock Market and not listed on a recognized national stock exchange, similar trading market or over-the-counter market, then upon written notice to the Company, the Holders may, in their sole discretion, require the Company to purchase from the Holders all of the unregistered Registrable Shares (or such portion of the unregistered Registrable Shares as set forth in the written notice to the Company from any Holder) for an amount equal to the greater of (A) the price per share for such Registrable Shares on the date upon which the Company was required to deliver such Registrable Shares to the Holders, (B) the highest closing price for the Company Common Stock on the NASDAQ Stock Market, similar trading market or any other exchange for the twenty (20) consecutive trading days immediately preceding the date of the Holders’ written notice, and (C) $_______ [the closing price of the Company Common Stock on the Closing Date under the Asset Purchase Agreement]. Notwithstanding anything to the contrary contained in this Section 4, to the extent that the registration of any or all of the Registrable Shares is prohibited (the “Non-Registered Shares”) under Rule 415 in the opinion of the Commission, the interest payment penalties and the buy-back provisions described in this Section 4 shall not be applicable to such Non-Registered Shares.

Section 5. Expenses of Registration. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2 hereof. All Selling Expenses incurred in connection with the sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares. Each Holder shall pay the fees and disbursements of its own counsel, if any.

Section 6. Information to be Furnished by Holders. Each Holder shall furnish to the Company such information as the Company may reasonably request in connection with the Registration and related proceedings referred to in Section 2 hereof.

Section 7. Rule 144 Sales.

(a) The Company will use its reasonable best efforts to file the reports required to be filed by the Company under the Exchange Act so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

(b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be issued for such number of shares and registered in such names as the selling Holder may reasonably request at least five (5) business days prior to any sale of Registrable Shares.

Section 8. Indemnification.

(a)  The Company will indemnify each Holder, each Holder’s officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such expense, claim, loss, damage, liability or expense arises solely out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Holder for inclusion therein.

(b)  Each Holder will indemnify the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

(c)  Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 8 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party, and reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party; provided, however, that the Indemnifying Party shall in no event be liable for counsel costs for more than one counsel to all Holders and one local counsel to Holders in each relevant local jurisdiction. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)  If the indemnification provided for in this Section 8 is unavailable to a party that would have been an Indemnified Party under this Section 8 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).

(e)  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)  In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 8 in excess of the net proceeds to such Holder from the sale of Registrable Shares sold by such Holder.

Section 9. Miscellaneous.

(a)  Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to any provision thereof which would require the application of the law of any other jurisdiction. Each party hereto hereby waives personal service of any and all process and consents that all such service of process be made by registered mail directed to the address described in Section 9(c) and service so made shall be deemed to be completed upon actual receipt thereof. Each party hereto waives any right to a trial by jury with respect to any matter arising under this Agreement and the transactions contemplated hereby.

(b) Waiver and Amendment. This Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement and that is executed by the Company and, pursuant to Section 9(i), the Holders. Any amendment so approved will bind the Company and the Holders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver (subject to Section 9(i)); provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other violation of, breach of or default under any other provision of this Agreement.

(c) Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the address provided pursuant to the Asset Purchase Agreement or to such other address as any party may have furnished to the other parties in writing in accordance with this paragraph.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Execution copies may be exchanged by facsimile transmission and such copies shall be fully enforceable by any party.

(e) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(f) Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither the Investor nor any other Holder to which any Shares or any Registrable Shares are transferred may assign any rights or obligations under this Agreement without the prior written consent of the Company. Any attempted assignment in violation hereof shall be null and void ab initio and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(h) Specific Performance. The parties hereto agree that upon a breach of any provisions of this Agreement a remedy at law would not be adequate, and that the parties hereto are entitled to injunctive relief and specific performance, and any other legal or equitable remedies, as remedies for the enforcement of this Agreement.

(i) Action of the Holders. Wherever this Agreement requires or otherwise provides for the approval, consent, waiver or other action of the Holders, the written approval, consent, waiver or other action of the Holders holding a majority of the votes attributable to the Registrable Shares then collectively held by the Holders shall constitute the approval, consent, waiver or other action of the Holders.

(j) Entire Agreement. This Agreement embodies the entire agreement among the parties in relation to its subject matter, and no representations, warranties, covenants, understandings or agreements or otherwise, in relation thereto, exist between any of the parties related to the subject matter hereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

HANDHELD ENTERTAINMENT, INC.

By:	/s/ William J. Bush
Name: William J. Bush Title: Chief Financial Officer

EBAUM’S WORLD, INC.

By:	/s/ Eric Bauman
Name: Eric Bauman Title: President